UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2016

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

    On August 16, 2016, VistaGen Therapeutics, Inc. (the “Company”) filed the Company’s Restated Articles of Incorporation with the Nevada Secretary of State, a copy of which is attached hereto as Exhibit 3.1 (the “Restated Articles”). The sole purpose for filing the Restated Articles is to restate the Company’s current articles of incorporation in a single document.  The Restated Articles do not amend or alter the Company’s current articles of incorporation in any way.

 In addition to the Restated Articles, the Company amended and restated its current bylaws, effective August 16, 2016, a copy of which is attached hereto as Exhibit 3.2 (the “Amended and Restated Bylaws”). The only modification contained in the Amended and Restated Bylaws provides that, unless the Company consents in writing to the selection of an alternative forum, the state courts (and, in some cases, the federal courts) located within the State of Nevada shall be the sole and exclusive forum for certain types of litigation including (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company's stockholders, (c) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Nevada Revised Statutes, the Restated Articles or the Amended and Restated Bylaws, or (d) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

    The foregoing descriptions of the Restated Articles and the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text thereof, filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are each incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

    See Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: August 17, 2016	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Articles of Incorporation of VistaGen Therapeutics, Inc., dated August 16, 2016
3.2	Second Amended and Restated Bylaws of VistaGen Therapeutics, Inc., dated August 16, 2016